UNITED STATES SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

SCHEDULE 14A
(RULE 14a-101)

INFORMATION REQUIRED IN
PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934

Filed by the Registrant 
Filed by a Party other than the Registrant 

Check the appropriate box:

☒	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12

HENRY BROS. ELECTRONICS, INC.
(Name of Registrant as Specified in Its Charter)

___________________________________________________
(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☐    No fee required.
☐ Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1)   Title of each class of securities to which transaction applies:

(2)   Aggregate number of securities to which transaction applies:

(3)   Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4)   Proposed maximum aggregate value of transaction:

(5)   Total fee paid:

☐ Fee paid previously with preliminary materials.

☐ Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)   Amount Previously Paid:

(2)   Form, Schedule or Registration Statement No.:

(3)   Filing Party:

(4)   Date Filed:

HENRY BROS. ELECTRONICS, INC.

17-01 Pollitt Drive
Fair Lawn, New Jersey 07410

______________

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
To Be Held November 11, 2009

TO:	THE SHAREHOLDERS OF
           HENRY BROS. ELECTRONICS, INC.:

NOTICE IS HEREBY GIVEN that the 2009 Annual Meeting of Shareholders of HENRY BROS. ELECTRONICS, INC. (the “Company”) will be held at the Company’s offices at 17-01 Pollitt Drive, Fair Lawn, NJ 07410, on Wednesday, November 11, 2009, at 10:00 a.m., Eastern Time, for the following purposes:

1.  To elect seven directors to serve, subject to the provisions of the By-laws, until the next Annual Meeting of Shareholders and until their respective successors have been duly elected and qualified;

2. To amend the Company's Certificate of Incorporation to increase the number of the Company's authorized shares of Common Stock from 10,000,000 shares to 20,000,000 shares;

3. To ratify and approve the selection of Amper, Politziner and Mattia, LLP as the Company’s independent auditors for 2009 and;

4. To transact such other business as may properly come before the Annual Meeting or any adjournment or adjournments thereof.

The Board of Directors has fixed the close of business on October 7, 2009 as the record date for the Annual Meeting and only holders of shares of record at that time will be entitled to notice of and to vote at the Annual Meeting of Shareholders or any adjournment or adjournments thereof.

By Order of the Board of Directors,
/s/ JAMES E. HENRY
James E. Henry Chairman of the Board

Fair Lawn, New Jersey

October __, 2009

IT IS IMPORTANT THAT YOUR SHARES ARE REPRESENTED AT THE MEETING.  EACH SHAREHOLDER IS URGED TO MARK, DATE, SIGN AND RETURN THE ENCLOSED PROXY CARD, WHICH IS BEING SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF THE COMPANY. AN ENVELOPE ADDRESSED TO THE COMPANY’S TRANSFER AGENT IS ENCLOSED FOR THAT PURPOSE AND REQUIRES NO POSTAGE IF MAILED IN THE UNITED STATES.  PLEASE NOTE, HOWEVER, THAT IF YOUR SHARES ARE HELD OF RECORD BY A BROKER, BANK OR OTHER NOMINEE AND YOU WISH TO VOTE AT THE MEETING, YOU MUST OBTAIN A PROXY ISSUED IN YOUR NAME FROM THAT RECORD HOLDER.

INTERNET AVAILABILITY OF PROXY MATERIALS

Under rules recently adopted by the Securities and Exchange Commission, we are now furnishing our proxy statement and annual report on the Internet in addition to mailing paper copies of the materials to each shareholder of record.  Instructions on how to access and review the proxy materials on the Internet can also be found on the proxy card sent to shareholders of record.

Important Notice Regarding the Availability of Proxy Materials
for the Shareholder Meeting to be Held on November 11, 2009

This Proxy Statement and our 2008 Annual Report are available and can be accessed directly at the following Internet address: http://phx.corporate-ir.net/phoenix.zhtml?c=130008&p=irol-irhome

HENRY BROS. ELECTRONICS, INC.

17-01 Pollitt Drive
Fair Lawn, New Jersey 07410

______________

PROXY STATEMENT
FOR
ANNUAL MEETING OF SHAREHOLDERS
To Be Held November 11, 2009

Dated: October __, 2009

The enclosed proxy is solicited by the Board of Directors (the “Board”) of Henry Bros. Electronics, Inc., a Delaware corporation (the “Company”) from the holders of common stock, par value $.01 per share, of the Company (the “Common Stock”), in connection with its 2009 Annual Meeting of Shareholders to be held at the Company’s offices at 17-01 Pollitt Drive, Fair Lawn, NJ 07410 on Wednesday, November 11, 2009, at 10:00 a.m., Eastern Time, ("Annual Meeting") and any adjournments thereof, for the purposes set forth in the accompanying Notice of Annual Meeting.

SOLICITATIONS

The cost of preparing, assembling and mailing this Proxy Statement, the Notice of Annual Meeting and the enclosed proxy is to be borne by the Company. In addition to the use of mail, employees of the Company may solicit personally and by telephone. The Company’s employees will receive no compensation for soliciting proxies other than their regular salaries. The Company may request banks, brokers and other custodians, nominees and fiduciaries to forward copies of the proxy material to their principals and to request authority for the execution of proxies. The Company may reimburse such persons for their expenses in so doing.

VOTING

If a proxy in the accompanying form is duly executed and returned, the shares represented by the Proxy will be voted as directed. If no direction is given, the shares represented by the Proxy will be voted (i) for the election of the seven nominees named herein as directors, (ii) to amend the Company’s Certificate of Incorporation and (iii) to ratify the appointment of Amper, Politziner and Mattia, LLP as the Company’s independent auditors for 2009.  If you are a record holder, your Proxy may be revoked at any time before it is voted by submitting a written revocation or a Proxy bearing a later date to the Secretary of the Company, at the address set forth above, or by attending the Annual Meeting and voting in person. Attending the Annual Meeting will not, in and of itself, revoke your Proxy.  If you hold your shares in “street name” you may revoke or change your vote only by submitting new instructions to your broker or nominee, as specified by them.

The Board does not know of any other matters that may be brought before the Annual Meeting nor does it foresee or have reason to believe that proxy holders will have to vote for substitute or alternate director nominees. In the event that any other matter should come before the Annual Meeting, the persons named in the enclosed proxy will have discretionary authority to vote all proxies not marked to the contrary with respect to such matters in accordance with their best judgment.

The record date with respect to this solicitation is the close of business on October 7, 2009 and only shareholders of record at that time will be entitled to vote at the Annual Meeting. The shares represented by all validly executed proxies received in time to be taken to the Annual Meeting and not previously revoked will be voted at the Annual Meeting. This proxy statement and the accompanying proxy were mailed to you on or about October 13, 2009.

Methods of voting:

If you are the record holder:

•
By Mail. If you choose to vote by mail, mark your proxy, date and sign it, and return it in the postage-paid envelope provided. Your vote by mail must be received by the close of voting at the Annual Meeting on November 11, 2009.

•	By Attending the Annual Meeting. If you attend the Annual Meeting, you can vote your shares in person.

If your stock is held by brokers, banks or other nominees:

If your Common Stock is held by a broker, bank or other nominee, you will receive instructions from such nominee that you must follow in order to have your shares voted.

If you plan to attend the Annual Meeting and vote in person, you will need to contact the broker, bank or other nominee to obtain evidence of your ownership of Common Stock on October 7, 2009.

If you hold your shares through a broker, your shares may be voted even if you do not vote or attend the Annual Meeting.

The method by which you vote will in no way limit your right to vote at the Annual Meeting if you later decide to attend in person.

PRINCIPAL OFFICE

The principal executive office of the Company is 17-01 Pollitt Drive, Fair Lawn, New Jersey 07410, and its telephone number is (201) 794-6500.

QUORUM AND REQUIRED VOTE

The number of outstanding shares entitled to vote at the Annual Meeting is 6,030,366 shares of Common Stock. Each share of Common Stock is entitled to one vote on each matter to come before the Annual Meeting.  There is no cumulative voting.  The presence in person or by proxy at the Annual Meeting of the holders of a majority of the outstanding shares of the Company’s Common Stock shall constitute a quorum.  Votes withheld in the election of directors, and abstentions and broker non-votes, if any, on any matter, are included in determining whether a quorum is present.

If you hold your shares in “street name” and do not give instructions to your broker, your broker can vote your shares with respect to “discretionary” items, but not with respect to “non-discretionary” items.  Discretionary items are proposals considered routine under the rules of the New York Stock Exchange (“NYSE”), which govern proxy voting by most brokers, on which your broker may vote shares held in “street name” in the absence of your voting instructions.  If a broker that is the record holder of shares does not have discretionary authority to vote those shares on a proposal, those non-voted shares will be treated as broker non-votes.  Proposals 1, 2 and 3 to be acted upon at the Annual Meeting are considered “discretionary” under NYSE rules.

Directors are elected by a plurality of the votes cast at the Annual Meeting.  Votes withheld in the election of directors and abstentions or broker non-votes, if any, will not be counted towards the election of any person as a director.

The adoption of the amendment to the Certificate of Incorporation will require the affirmative vote of at least a majority of the Company’s outstanding shares of Common Stock.  Abstentions and broker non-votes, if any, will have the effect of a vote against amendment to the Company’s Certificate of Incorporation.

Ratification of the appointment of Amper, Politziner and Mattia, LLP as the Company’s independent auditors for the fiscal year ending December 31, 2009 requires the affirmative vote of a majority of votes cast at the Annual Meeting on this proposal.  Abstentions and broker non-votes, if any, will not be counted as votes “cast” with respect to such matter.

Prior to the Annual Meeting, we will select one or more inspectors of election for the Annual Meeting. Such inspector will canvas the shareholders present in person at the Annual Meeting, count their votes and count the votes represented by proxies presented.

PROPOSAL NO. 1
ELECTION OF DIRECTORS

The persons named in the accompanying proxy will vote for the election of the following seven persons as directors, all are currently members of the Board, to hold office until the next annual meeting of shareholders and until their respective successors have been elected and qualified. Unless directed otherwise, each proxy will be voted for the nominees named below. If a nominee becomes unable or declines to serve as a director at the date of the Annual Meeting, the persons named in the proxy card have the right to use their discretion to vote for a substitute. All of the nominees have consented to serve as directors if elected.

DIRECTORS AND EXECUTIVE OFFICERS

Name	Age	Position(s) with the Company
James E. Henry	55	Chairman, Chief Executive Officer, Treasurer and Director
Brian Reach.	54	President, Chief Operating Officer, Secretary and Director
Robert L. De Lia Sr	61	Director
James W. Power	80	Director
Joseph P. Ritorto	78	Director
Richard D. Rockwell	54	Director
David Sands	52	Director
John P. Hopkins	49	Chief Financial Officer
Brian J. Smith	54	Corporate Controller
Christopher Peckham	44	Chief Information Officer / Chief Security Officer

Information about Directors and Nominees

James E. Henry co-founded the Company's predecessor company in 1989 and has been a member of the Company's Board since then.  From the Company's founding through December 2001, Mr. Henry served as President and Chief Executive Officer.  Currently, Mr. Henry serves as Treasurer, Chairman of the Board and Chief Executive Officer. Mr. Henry graduated from the University of New Hampshire with a Bachelor of Science degree in electrical engineering. In addition to his other responsibilities, Mr. Henry has continued to design, install, integrate and market security and communications systems as well as manage the Company’s research and development.

Brian Reach, in addition to his prior duties, was named Chief Operating Officer in August 2006 and President in March 2007.  Mr. Reach has been a member of the Company’s Board since February 2004 and has served as the Company’s Vice-Chairman since June 2004 and as its Secretary since November 2004. From September 1999 until April 2002, Mr. Reach was the Chief Financial Officer of Globix Corporation, a provider of application, media and infrastructure management services. Globix’s common stock is traded on the OTC Bulletin Board. From May 1997 to August 1999, Mr. Reach was the Chief Financial Officer of IPC Communications, a provider of integrated telecommunications equipment and services to the financial industry. During his tenure at IPC, Mr. Reach successfully guided IPC through its leveraged recapitalization and financially restructured IPC enabling it to invest in strategic acquisitions and next generation technologies. Prior to IPC, Mr. Reach was the Chief Financial Officer of Celadon Group, Inc. and Cantel Industries, Inc. Mr. Reach became a certified public accountant in 1980 and received his Bachelor of Science degree in accounting from the University of Scranton in 1977.

Robert L. De Lia, Sr. has been a member of our Board since May 2004. Currently, Mr. De Lia is vice president of TJ’s Motorsport, a privately held company dedicated to supplying quality motor sport products. From 2002 to 2003, Mr. De Lia was the President and Chief Executive Officer of Airorlite Communications, Inc., a company that specializes in designing, manufacturing and maintaining wireless communications equipment used to enhance and extend emergency radio frequency services and cellular communication for both fixed and mobile applications. In April 2004, a wholly-owned subsidiary of the Company purchased all of the issued and outstanding shares of stock of Airorlite Communications, Inc. From 1987 to 1999, Mr. De Lia was the President and Chief Executive Officer of Fiber Options, Inc. Mr. De Lia graduated from the New York Institute of Technology in 1969.

James W. Power has been a member of our Board since December 2005. Mr. Power is Chairman of the Board of MDI, Inc, a Nasdaq listed provider of integrated access control and physical security products for government and commercial organizations; director of RAE Systems, Inc., a manufacturer of equipment used to detect weapons of mass destruction, hazardous materials and toxic chemicals; and the principal partner in J.W. Power & Associates. Mr. Power previously served as Chairman of the Board of InfoGraphic Systems Corp.; President and Chief Executive Officer of Martec\SAIC; President and Chief Executive Officer of Pinkerton Control Systems and has held senior executive positions with Cardkey Systems, Inc., Nitrol Corporation and TRW Data Systems. Previously, he has served as a director of National Semiconductor, ICS Corporation, and Citicorp Custom Credit and Citicorp Credit Services.

Joseph P. Ritorto has been a member of our Board since January 2002. Mr. Ritorto is the co-founder of First Aviation Services, Inc., which is located in Teterboro Airport, Teterboro, New Jersey and provides a variety of aviation support services. Mr. Ritorto has been an officer, in various capacities, of First Aviation Services since 1986. Mr. Ritorto sold First Aviation Services to a group led by Goldman Sachs in May 2008.  From 1991, until he retired in May 2001, Mr. Ritorto served as the Senior Executive Vice President and Chief Operating Officer of Silverstein Properties, Inc. In this capacity, Mr. Ritorto’s responsibilities included overseeing operations and directing the lease administration of Silverstein owned and managed properties.

Richard D. Rockwell has served as a director of the Company since November 2007. In November 2008, Mr. Rockwell was named Vice Chairman of the Company's Board and joined the Company's Executive Committee as Chairman. Mr. Rockwell has been Owner and Chairman of Professional Security Technologies LLC, a full service security systems integrator since 1996.  Mr. Rockwell has been Owner and President of Main Security Surveillance, Inc. since 2005.  From 1982 to 2003, Mr. Rockwell was Founder, Owner and Chief Executive Officer of Professional Security Bureau, Ltd. (“PSB”), a security guard services company.  In 2003 PSB, with annual revenues in excess of $100 million, was divested to Allied Security.  From 1997 through 2003, Mr. Rockwell was co-founder and Chairman of TransNational Security Group, LLC (“TSG”).  TSG afforded the member companies with opportunities for national sales and marketing, national contracting, and combined purchasing power.  From 1995 to 2005, Mr. Rockwell was founder and owner of PeopleVision, a full service advertising and display manufacturing company.  From 1981 to 1982, Mr. Rockwell was vice president, legal affairs of Metropolitan Maintenance Company, a publicly-traded company listed on the Boston stock exchange.  Mr. Rockwell received a Bachelor of Arts from Ithaca College and a Juris Doctor from Western New England College of Law.

David Sands has been a member of our Board since 2005.  Mr. Sands is a certified public accountant and a partner of Buchbinder Tunick & Company LLP where he is the head of the tax department. Mr. Sands is a member of the American Institute of Certified Public Accountants and the New York State Society of CPAs. Mr. Sands has also lectured at the New York University Summer Continuing Education and the Foundation for Accounting Education Programs. Mr. Sands received a Bachelor of Science from SUNY at Buffalo and a Master of Science in Taxation from Pace University.

Non-Director Executive Officers and Significant Employees

John P. Hopkins was appointed Chief Financial Officer in August 2006. Prior to joining the Company, Mr. Hopkins was Chief Financial Officer for Measurement Specialties, Inc., a designer and manufacturer of sensors and sensor-based consumer products.  From July 2002 to August 2006, was Vice President, Finance from April 2001 to July 2002, and was Vice President and Controller from January 1999 to March, 2001, with Cambrex Corporation, a provider of scientific products and services to the life sciences industry. From 1988 to 1998, he held various senior financial positions with ARCO Chemical Company, a manufacturer and marketer of specialty chemicals and chemical intermediates. Mr. Hopkins is a Certified Public Accountant and was an Audit Manager for Coopers & Lybrand prior to joining ARCO Chemical. Mr. Hopkins holds a B.S. in Accounting from West Chester University, and an M.B.A. from Villanova University.

Brian J. Smith was appointed Corporate Controller in April 2007.  Prior to joining the Company, Mr. Smith was VP-General Manager NetVersant of New York, a provider of voice and data system infrastructure from 2002.  From 1991 to 2002 Mr. Smith held various senior financial positions with Insilco Technologies, a manufacturer and distributor of electronic components.  Mr. Smith is a Certified Public Accountant and began his career as an auditor for KPMG Peat Marwick.  Mr. Smith holds a B.S. in Accounting from Fordham University.

Christopher Peckham was appointed Chief Information Officer / Chief Security Officer in September 2007.  Prior to joining the Company, Mr. Peckham was Director of Operations with Sungard Higher Education from 2003.  From 1999 to 2003, Mr. Peckham served in several VP positions at Globix Corporation in the areas of Network and Systems Engineering, Operations, and Information Technology.  Prior to that, he held positions in networking and systems at Icon CMT, PFMC, and NJIT.  Mr. Peckham received the B.S., M.S., and Ph.D. degrees in electrical engineering from the New Jersey Institute of Technology and a MBA from Rutgers University.

CORPORATE GOVERNANCE

Director Independence; Meetings and Committees

Pursuant to the Company’s By-laws, the Company’s business, property and affairs are managed by or under the direction of the Board. Members of the Board are kept informed of the Company’s business through discussions with the Chief Executive Officer and other officers, by reviewing materials provided to them and by participating in meetings of the Board and its committees. We currently have seven members on our Board. The Board has determined that five of its members, Robert L. De Lia Sr., James W. Power, Joseph P. Ritorto, Richard D. Rockwell, and David Sands are “independent” within the meaning of Rule 5605(a)(2) of the National Association of Securities Dealers’ Marketplace Rules of the Nasdaq Stock Market (the “NASDAQ Rules”), and for purposes of Rule 10A-3 of the Exchange Act.  During 2008, the Board held five meetings and the committees held a total of eight meetings. Each incumbent Director attended more than 75% of the total number of meetings of the Board and the Board committees of which he was a member during the period he served as a Director in fiscal year 2008.  The Board has established a compensation committee, an audit committee and a nominating committee. Each incumbent Director attended the 2008 Annual Meeting.

Audit Committee

Messrs. Power, Rockwell and Sands are the current members of the Audit Committee, each of whom is independent. Each member of the Audit Committee meets the financial literacy requirements of the NASDAQ Rules. The Audit Committee is responsible for the appointment, compensation and oversight of the work of any independent auditor employed by the Company. The Audit Committee also reviews with the Company’s independent auditor the adequacy and effectiveness of the Company’s system of internal financial controls and accounting practices. The Audit Committee has adopted an Audit Committee Charter.  This charter is available to the shareholders on our website, www.hbe-inc.com, and is also available in print to any stockholder upon written request to: Henry Bros. Electronics, Inc., 17-01 Pollitt Drive, Fair Lawn, New Jersey 07410, Attention: Secretary. The Audit Committee reviews and reassesses the adequacy of the Audit Committee Charter on an annual basis. The Audit Committee met four times during 2008. The Board has determined that Mr. Sands qualifies as an “audit committee financial expert” as defined by Item 407(d) of Regulation S-K.

Audit Committee Report

The Audit Committee is appointed by the Board to assist the Board in monitoring:

•	the integrity of the financial statements of Henry Bros. Electronics, Inc.,

•	the independent auditor’s qualifications and independence,

•	the performance of the independent auditors of Henry Bros. Electronics, Inc., and

•	the compliance by Henry Bros. Electronics, Inc. with legal and regulatory requirements.

We meet with management periodically to consider the adequacy of the internal controls of Henry Bros. Electronics, Inc. and the objectivity of its financial reporting. We discuss these matters with the independent auditors of Henry Bros. Electronics, Inc. and with appropriate Company financial personnel.

We regularly meet privately with the independent auditors who have unrestricted access to the committee.

We select, evaluate and, where appropriate, replace the independent auditor, and review periodically their performance, fees and independence from management.

Each of the Directors who serves on the committee is “independent” for purposes of the NASDAQ Rules. That is, the Board has determined that none of Messrs. Power, Rockwell, and Sands has a relationship with Henry Bros. Electronics, Inc. that may interfere with his independence from Henry Bros. Electronics, Inc. and its management.

The Board has adopted a written charter setting out the audit related functions the committee is to perform. Upon recommendation by the Audit Committee, the Board amended and restated the charter effective November 8, 2007.  The Board reviews the charter on an ongoing basis to assure that the functions and duties of the Audit Committee will continue to conform to such applicable regulations as they may be amended or modified in the future. The charter is available to shareholders on our website, www.hbe-inc.com.

Management has primary responsibility for the Company’s financial statements and the overall reporting process, including the Company’s system of internal controls. The independent auditors audit the annual financial statements prepared by management, express an opinion as to whether those financial statements fairly present the financial position, results of operations and cash flows of the Company in conformity with accounting principles generally accepted in the United States and discuss with us any issues they believe should be raised with us. We monitor these processes, relying without independent verification on the information provided to us and on the representations made by management and the independent auditors.

This year, we reviewed Henry Bros. Electronics, Inc.’s audited financial statements as of and for the year ended December 31, 2008, and met with both management and Amper, Politziner & Mattia, LLP, Henry Bros. Electronics, Inc.’s independent auditors, to discuss those financial statements. Management has represented to us that the financial statements were prepared in accordance with accounting principles generally accepted in the United States.

We have received from Amper, Politziner & Mattia, LLP and discussed with them the written disclosure and the letter required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees). These items relate to that firm’s independence from the Company. We also discussed with Amper, Politziner & Mattia, LLP any matters required to be discussed by Statement on Auditing Standards No. 61 (Communication with Audit Committees).

Based on these reviews and discussions, we recommended to the Board that the Company’s audited financial statements be included in Henry Bros. Electronics, Inc.’s Annual Report on Form 10-K for the year ended December 31, 2008.

AUDIT COMMITTEE James W. Power Richard D. Rockwell David Sands

Compensation Committee

The Compensation Committee recommends to our Board the compensation to be paid to our officers and directors, administers our stock option plans and approves the grant of options under these plans. For a description of the Company’s processes and procedures for the consideration and determination of executive and director compensation, see the discussion contained herein under the caption “Executive Compensation – Compensation Discussion and Analysis” beginning on page 9 The Compensation Committee met four times during 2008. Messrs. Power, Ritorto and Rockwell are the current members of our Compensation Committee, each of whom is independent.  The Company has not yet adopted a charter for the Compensation Committee.

Compensation Committee Interlocks and Insider Participation

The current members of the Compensation Committee are Messrs. Power, Ritorto, and Rockwell. The Board made all decisions concerning executive compensation related to 2008. No executive officer of the Corporation served as a member of the Board of Directors of another entity during 2008.  None of the members of the Compensation Committee has ever been an officer or employee of the Company or any of its subsidiaries, and no “compensation committee interlocks” existed during fiscal 2008.

Compensation Committee Report

Our Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis with our management and based on the review and discussion recommended to the Board that the Compensation Discussion and Analysis be included in this Annual Report on Form 10-K. The Board accepted the Compensation Committee’s recommendation. This report is made by the undersigned members of the Compensation Committee:

Joseph P. Ritorto (Chair) Robert De Lia, Sr. Richard D. Rockwell

Nominating Committee

Messrs. De Lia, Ritorto and Sands are the current members of our Nominating Committee, each of whom is independent.   The Nominating Committee did not meet during 2008, but recommended to the Board each of the nominees who have been nominated for election to the Board at the 2009 Annual Meeting. The principal functions of the nominating committee are to: (i) develop policies on the size and composition of the Board; (ii) identify individuals qualified to become members of the Board and review candidates for Board membership; (iii) perform board performance evaluations on an annual basis and (iv) recommend a slate of nominees to the Board annually. The Board has adopted a written charter setting forth the functions of the Nominating Committee and providing direction as to nominating policies and procedures.  This charter is available to the shareholders on our website, www.hbe-inc.com. The Nominating Committee’s charter is also available in print to any stockholder upon written request to: Henry Bros. Electronics, Inc., 17-01 Pollitt Drive, Fair Lawn, New Jersey 07410, Attention: Secretary.

The Nominating Committee utilizes a variety of methods for identifying and evaluating nominees for directors. Candidates may come to the attention of the Nominating Committee through current board members, shareholders or other persons. The Nominating Committee will consider all recommendations of director nominees in a like manner. The Company has no formal procedures pursuant to which shareholders may recommend nominees to our Board and the Board believes that the lack of a formal procedure will not hinder the consideration of qualified nominees. Any stockholder desiring to suggest a Board nominee should send the name of such nominee for consideration to the attention of: Henry Bros. Electronics, Inc., 17-01 Pollitt Drive, Fair Lawn, New Jersey 07410, Attention: Secretary. Any such nomination must include:

•
As to each person whom the stockholder proposes to nominate for election or re-election as a director, all information relating to such person that is required to be disclosed in solicitations of proxies for election of directors, or as otherwise required, in each case pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or any successor regulation thereto (including such person’s written consent to being named in the proxy statement as a nominee and to serving as a director if elected); and

•	The nominating stockholder’s name and address as they appear on our books, and the class and number of our shares beneficially owned by such stockholder.

SHAREHOLDER COMMUNICATIONS WITH THE BOARD OF DIRECTORS

Shareholders who wish to communicate with the Board or with specified members of the Board should do so by sending any communication to Henry Bros. Electronics, Inc., 17-01 Pollitt Drive, Fair Lawn, New Jersey 07410, Attention: Secretary. Any such communication should state the number of shares beneficially owned by the shareholder making the communication. Our Secretary will forward such communication to the full Board or to any individual member or members of the Board to whom the communication is directed, unless the communication is unduly hostile, threatening, illegal or similarly inappropriate, in which case the Secretary has the authority to discard the communication or take appropriate legal action regarding the communication.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The table that follows sets forth, as of September 30, 2009 certain information regarding beneficial ownership of our Common Stock by each person who is known by us to beneficially own more than 5% of our Common Stock. The table also identifies the stock ownership of each of our directors, each of our officers, and all directors and officers as a group. Except as otherwise indicated, the shareholders listed in the table have sole voting and investment powers with respect to the shares indicated.

Shares of Common Stock which an individual or group has a right to acquire within 60 days pursuant to the exercise or conversion of options, warrants or other similar convertible or derivative securities are deemed to be outstanding for the purpose of computing the percentage ownership of such individual or group, but are not deemed to be outstanding for the purpose of computing the percentage ownership of any other person shown in the table.

The applicable percentage of ownership is based on 6,030,366 shares outstanding as of September 30, 2009.

Title of Class	Name and address of beneficial owner (1)	Amount and Nature of Beneficial Ownership	Percentage of Class
Common Stock	James E. Henry, Chairman, Chief Executive Officer, Treasurer and Director	1,232,244	20.4%

Common Stock	Brian Reach, President, Chief Operating Officer, Secretary, and Director (2)	257,000	4.3%

Common Stock	John P. Hopkins, Chief Financial Officer (3)	94,500	1.6%

Common Stock	Brian J. Smith, Corporate Controller (4)	20,000	*

Common Stock	Christopher Peckham, Chief Information Officer /Chief Security Officer (5)	20,000	*

Common Stock	Robert De Lia, Sr., Director (6)	68,694	1.1%

Common Stock	James W. Power, Director (7)	12,000	*

Common Stock	Joseph P. Ritorto, Director (8)	54,000	*

Common Stock	Richard D. Rockwell (9)	2,060,529	34.2%

Common Stock	David Sands, Director (10)	12,000	*

Common Stock	All executive officers and directors as a group (10 persons) (11)	3,830,967	63.5%

	* Less than 1%

(1)  Except as otherwise indicated, the address of each individual listed is c/o the Company at 17-01 Pollitt Drive, Fair Lawn, NJ 07410.

(2) The amount shown for Mr. Reach includes a currently exercisable option to purchase 100,000 shares of the Company’s Common Stock at a price of $7.10 per share and a currently exercisable option to purchase 30,000 shares of the Company’s Common Stock at a price of $3.71 per share.

(3) The amount shown for Mr. Hopkins includes a currently exercisable option to purchase 90,000 shares of the Company’s Common Stock at a price of $3.71 per share.

(4) The amount shown for Mr. Smith includes a currently exercisable option to purchase 16,000 shares of the Company’s Common Stock at a price of $4.26 per share and 4,000 shares of the Company’s Common Stock at a price of $4.11 per share.

(5) The amount shown for Mr. Peckham includes a currently exercisable option to purchase 20,000 shares of the Company’s Common Stock at a price of $4.65 per share.

(6) The amount shown for Mr. De Lia, Sr. includes five currently exercisable options to purchase 2,000 shares each of the Company’s Common Stock at a price of $7.19, $4.90, $3.33, $4.65 and $6.43 per share, respectively, and one currently exercisable option to purchase 4,000 shares of the Company’s Common Stock at a price of $5.60 per share.

(7) The amount shown for Mr. Power includes four currently exercisable options to purchase 2,000 shares each of the Company’s Common Stock at a price of $6.08, $3.33, $4.65 and $6.43 per share, respectively, and one currently exercisable option to purchase 4,000 shares of the Company’s Common Stock at a price of $5.60 per share.

(8) The amount shown for Mr. Ritorto includes five currently exercisable options to purchase 2,000 shares each of the Company’s Common Stock at $7.19, $4.90, $3.33, $4.65 and $6.43 per share, respectively, and one currently exercisable option to purchase 4,000 shares of the Company’s Common Stock at a price of $5.60 per share.

(9)  The amount shown for Mr. Rockwell includes two currently exercisable options to purchase 2,000 shares each of the Company’s Common Stock at a price of $5.60 and $6.43.

(10) The amount shown for Mr. Sands includes four currently exercisable options to purchase 2,000 shares each of the Company’s Common Stock at a price of $4.90, $3.33, $4.65 and $6.43 per share, respectively, and one currently exercisable option to purchase 4,000 shares of the Company’s Common Stock at a price of $5.60 per share.

(11) The amount shown includes currently exercisable options to purchase 314,000 shares of the Company’s Common Stock.

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

Through the following questions and answers we explain all material elements of our executive compensation:

 What are the objectives of our executive compensation programs?

Our corporate goal is to maximize our total return to our shareholders through share price appreciation. Towards this goal, we seek to compensate our executives at levels that are competitive with peer companies so that we may attract, retain and motivate highly capable executives. We also design our compensation programs to align our executives’ interests with those of our shareholders.

Our 2008 executive compensation reflects our effort to realize these objectives.

What are the principal components of our executive compensation programs?

Overview: Our executive compensation programs consist of three principal components: (i) a base salary; (ii) annual bonuses; and (iii) stock option grants. The Company’s policy for compensating our executive officers is intended to provide significant annual long-term performance incentives. We describe each of these principal components below.

Relationship of the principal components:   We have allocated the three principal components of our executive compensation programs in a manner that we believe optimizes each executive’s contribution to us. We have not established specific formulae for making the allocation.

Base Salary:   We do not have employment agreements with any of our executives. Base salaries for executive officers are determined by evaluating a variety of factors, including the experience of the individual, the competitive marketplace for managerial talent, the Company’s performance, the executive’s performance, and the responsibilities of the executive.  Although our Compensation Committee annually reviews salaries of our executive officers, our Compensation Committee does not automatically adjust base salaries if it concludes that adjustments to other components of the executive’s compensation would be more appropriate.

Annual Bonus: Cash bonus awards are based on a variety of factors, including the individual performance of the executive and the Company’s performance.

Long-Term Incentive Compensation (Stock Options for Common Shares):   The Compensation Committee believes that stock-based compensation arrangements are essential in aligning the interests of management and the shareholders. The Company’s 2002, 2006 and 2007 Stock Plans provides for the issuance of stock options to its executive officers and other employees. Stock options to purchase shares of the Company’s Common Stock are issued at an exercise price equal to the fair market value of such stock on the date immediately preceding the date on which the stock option is granted. These options typically vest over a three to five year period from the date of grant and are granted to the Company’s executive officers and other employees as part of their employment with the Company or as a reward for past individual and corporate performance. The size of awards is determined by the Committee based on factors such as the executive’s position, individual performance and the Company’s performance.

What do we seek to reward and accomplish through our executive compensation programs?

We believe that our compensation programs, collectively, enable us to attract, retain and motivate high quality executives. We provide annual bonus awards primarily to provide performance incentives to employees to meet corporate performance objectives. Our corporate objectives are measured by sales increases, operating margins, net income and other items of performance as determined on an annual basis. We design long-term incentive awards primarily to motivate and reward employees over longer periods. Through vesting and forfeiture provisions that we include in awards of stock options we provide an additional incentive to executives to act in furtherance of our longer-term interests. An executive whose employment with us terminates before equity-based awards have vested, either because the executive has not performed in accordance with our expectations or because the executive chooses to leave, will generally forfeit the unvested portion of the award.

 Why have we selected each principal component of our executive compensation programs?

We have selected programs that we believe are commonly used by public companies, both within and outside of our industry, because we believe commonly used programs are well understood by our shareholders, employees and analysts. Moreover, we selected each program only after we first confirmed, with the assistance of outside professional advisors, that the program comports with settled legal and tax rules.

How do we determine the amount of each principal component of compensation to our executives?

Our Compensation Committee exercises judgment and discretion in setting compensation for our senior executives. The Committee exercises its judgment and discretion only after it has first evaluated the recommendations of our Chief Executive Officer and Chief Operating Officer and evaluated our corporate performance.

What specific items of corporate performance do we take into account in setting compensation policies and making compensation decisions?

Our corporate performance primarily impacts the annual bonuses and long-term incentive compensation that we provide our executive officers. We use or weight items of corporate performance differently in our annual bonus and long-term compensation awards and some items are more determinative than others.

Goals for executives in 2008 varied because the areas of responsibility of executives differ. Goals are generally developed around metrics tied to our growth and profitability, including increases in revenue and operating profit, decreases in expenses, execution of acquisitions, enhanced operational efficiencies and development of additional opportunities for our long-term growth.

How do we determine when awards are granted, including awards of equity-based compensation?

Historically, our Compensation Committee has awarded annual bonuses in the quarter following the year end. The Compensation Committee makes awards of stock options on an ad hoc basis, but generally quarterly, following review of pertinent financial information and industry data. In addition, the Compensation Committee conducts a thorough review of stock option awards and grant procedures annually. The date on which the Committee has met has varied from year to year, primarily based on the schedules of Committee members, the timing of compilation of data requested by the Committee and the timing related to the hiring of senior management.

Over the past years our equity-based awards to executives have taken the form of stock options. The number of stock options subject to an award has been computed by taking into account the Company’s performance, the particular executive’s performance, our retention objectives, and other factors.

What factors do we consider in decisions to increase or decrease compensation materially?

Historically, we have generally not decreased the base salaries of our executive officers or reduced their incentive compensation targets due to individual performance. When an executive’s performance falls short of our expectations then we believe our interests are best served by replacing the executive with an executive who performs at the level we expect. The factors that we consider in decisions to increase compensation include the individual performance of the executive, responsibility of the executive and our corporate performance, as discussed above.

To what extent does our Compensation Committee consider compensation or amounts realizable from prior compensation in setting other elements of compensation?

The primary focus of our Compensation Committee in setting executive compensation is the executive’s current level of compensation, including recent awards of long-term incentives, taking into account the executive’s performance and our corporate performance. The Committee has not adopted a formulaic approach for considering amounts realized by an executive from prior equity-based awards.

How do accounting considerations impact our compensation practices?

Accounting consequences are not a material consideration in designing our compensation practices. However, we design our equity awards so that its overall cost fell within a budgeted dollar amount and so that the awards would qualify for classification as equity awards under FAS 123R. Under FAS 123R the compensation cost recognized for an award classified as an equity award is fixed for the particular award and, absent modification, is not revised with subsequent changes in market prices of our Common Stock or other assumptions used for purposes of the valuation.

How do tax considerations impact our compensation practices?

Prior to implementation of a compensation program and awards under the program, we evaluate the federal income tax consequences, both to us and to our executives, of the program and awards. Before approving a program, our Compensation Committee receives an explanation from our outside professionals as to the tax treatment of the program and awards under the program and assurances from our outside professionals that the tax treatment should be respected by taxing authorities.

Section 162(m) of the Internal Revenue Code limits our tax deduction each year for compensation to each of our Chief Executive Officer and our four other highest paid executive officers to $1 million unless, in general, the compensation is paid under a plan that is performance-related, non-discretionary and has been approved by our shareholders. Generally, Section 162(m) has not had a significant impact on our compensation programs.

What are our equity or other security ownership requirements for executives and our policies regarding hedging the economic risk of share ownership?

We do not maintain minimum share ownership requirements for our executives. We do not have a policy regarding hedging the economic risk of share ownership.

To what extent do we benchmark total compensation and material elements of compensation and what are the benchmarks that we use?

While the Compensation Committee does not perform formal benchmarks, they do compare the elements of total compensation to compensation provided by knowledge gained in the industry.

 Do we have a policy regarding the recovery of awards or payments if corporate performance measures upon which awards or payments are based are restated or adjusted in a manner that would reduce the size of an award or payment?

For non-executive officers, we have a policy that provides for a case-by-case review to determine if a recovery of an award is necessary if a performance measure used to calculate the award is subsequently adjusted in a manner that would have reduced the size of the award.  For executive officers, we have a policy that requires a recovery of an award if a performance measure used to calculate the award is subsequently adjusted in a manner that would have reduced the size of the award.

What is the role of our executive officers in the compensation process?

Our Compensation Committee meets periodically with our Chief Executive Officer and Chief Operating Officer to address executive compensation, including the rationale for our compensation programs and the efficacy of the programs in achieving our compensation objectives. The Compensation Committee also relies on executive management to evaluate compensation programs to assure that they are designed and implemented in compliance with laws and regulations, including Securities and Exchange Commission (the “SEC”) reporting requirements. The Compensation Committee relies on the recommendations of our Chief Executive Officer and Chief Operating Officer regarding the performance of individual executives. At meetings in 2008 the Compensation Committee received recommendations from our Chief Executive Officer and Chief Operating Officer regarding salary adjustments and annual bonus and stock option awards for our executive officers. Our Chief Executive Officer and Chief Operating Officer play a significant role in determining the annual cash compensation of our executive officers. The Compensation Committee believes that it is important for it to receive the input of the Chief Executive Officer and Chief Operating Officer on compensation matters since they are knowledgeable about the activities of our executive officers and the performance of their duties and responsibilities, as well as their contributions to the growth of the Company and its business. The Compensation Committee accepted these recommendations after concluding that the recommendations comported with the Committee’s objectives and philosophy and the Committee’s evaluation of our performance and industry data.

Summary Compensation Table

The following table sets forth summary information concerning the annual compensation for the years ended December 31, 2008 and 2007 for our principal executive officer (“PEO”), principal financial officer (“PFO”) and our most highly compensated executive officers other than our PEO and our PFO for the year ended December 31, 2008:

		Salary	Bonus	Option Awards	All Other compensation	Total
Name and Principal Position	Year	($)	($)	($)(1)	($) (2)	($)
James E Henry, Chairman, Chief Executive Officer, Treasurer and Director	2008	180,131	36,050	-	-	216,181
	2007	174,148	-	-	-	174,148
	2006	130,680	-	-	-	130,680
Brian Reach, President, Chief Operating Officer, Secretary and Director (3)	2008	180,131	36,050	-	6,300	222,481
	2007	173,019	-	10,626	6,281	189,926
	2006	72,000	-	42,363	6,051	120,414
John P. Hopkins, Chief Financial Officer (4)	2008	180,131	33,050	-	6,000	219,181
	2007	175,000	-	31,879	6,500	213,379
	2006	69,000	-	13,283	2,000	84,283
Brian J. Smith (5)	2008	147,971	17,803	-	6,000	171,774
	2007	100,223	-	12,035	4,250	116,508
Christopher Peckham (6)	2008	125,926	25,189	-	4,800	155,915
	2007	36,058	-	5,407	1,400	42,865

(1)  Represents the dollar amount recognized for financial statement reporting purposes with respect to the years ended December 31, 2007 and 2006 for the fair value of the option granted to the named executive officer.  The fair value was estimated in accordance with FAS 123R.  For a more detailed discussion on the valuations made and assumptions used to calculate the fair value of our options refer to Note 10 of our Annual Report on Form 10-K for the year ended December 31, 2008.

(2)  For Messrs. Hopkins, Smith and Peckham represents auto allowances.  For Mr. Reach represents medical premium reimbursement.

(3)  Effective August 8, 2006, Mr. Reach assumed the position of Chief Operating Officer.  Effective March 23, 2007, Mr. Reach assumed the additional position of President.

(4)  Effective August 8, 2006, Mr. Hopkins became the Chief Financial Officer.

(5) Effective April 14, 2007 Mr. Smith became the Corporate Controller.

(6) Effective September 10, 2007 Mr. Peckham became the Chief Information Officer / Chief Security Officer.

Grants of Plan-Based Awards at Fiscal Year-End

There were no grants of stock options under our existing stock option plans issued by us during 2008 to executive officers named in the Summary Compensation Table.

Outstanding Equity Awards at Fiscal Year-End

The following table contains information concerning unexercised options held as of December 31, 2008 by the executive officers named in the Summary Compensation Table:

Option Awards

	Number of Securities Underlying Options Exercisable		Number of Securities Underlying Options Unexercisable		Option Exercise Price	Option Expiration Date
Name	(#)		(#)		($)
Brian Reach	100,000	(1)	-		7.10	5/31/2009
Brian Reach	20,000	(2)	30,000	(2)	3.71	8/8/2012
John P. Hopkins	60,000	(3)	90,000	(3)	3.71	8/8/2012
Brian Smith	8,000	(4)	32,000	(4)	4.26	5/14/2013
Brian Smith	2,000	(5)	8,000	(5)	4.11	11/8/2013
Christopher Peckham	10,000	(6)	40,000	(6)	4.65	9/11/2013

(1) Represents grant of 100,000 incentive stock options which vested on June 30, 2004.

(2) Represents grant of 50,000 incentive stock options which vests in five equal installments of 10,000 on August 8, 2007, 2008, 2009, 2010, and 2011, respectively.

(3) Represents grant of 150,000 incentive stock options which vests in five equal installments of 30,000 on August 8, 2007, 2008, 2009, 2010, and 2011, respectively.

(4) Represents grant of 40,000 incentive stock options which vests in five equal installments of 8,000 on April 13, 2008, 2009, 2010, 2011, and 2012, respectively.

(5) Represents grant of 10,000 incentive stock options which vests in five equal installments of 2,000 on November 8, 2008, 2009, 2010, 2011, and 2012, respectively.

(6) Represents grant of 50,000 incentive stock options which vests in five equal installments of 10,000 on September 11, 2008, 2009, 2010, 2011, and 2012, respectively.

DIRECTOR COMPENSATION

For the year ended December 31, 2008, all of our outside Directors, that is, Directors who are not employees or full-time consultants of the Company, each received compensation as follows:

	Fees Earned or Paid in Cash	Option Awards		Total
Name	($)(1)	($)(2)		($)
Robert De Lia, Sr.	7,750	10,400	(3)	18,150
James W. Power	9,000	10,400	(4)	19,400
Joseph P. Ritorto	9,000	10,400	(5)	19,400
Richard D. Rockwell	10,000	5,200	(6)	15,200
David Sands	10,000	10,400	(7)	20,400

(1)  Outside Directors each receive a cash retainer at a rate of $5,000 per annum and $1,000 for attendance at each meeting.  The Company reimburses Directors for out-of-pocket expenses incurred travelling to Board of Director's meetings.

(2)  Represents the dollar amount recognized for financial statement reporting purposes with respect to the year ended December 31, 2008 for the fair value of the option granted to the named Director.  The fair value was estimated in accordance with FAS 123R.  For a more detailed discussion on the valuations made and assumptions used to calculate the fair value of our options refer to Note 10 of our Annual Report on Form 10-K for the year ended December 31, 2008.

(3)  At December 31, 2008, Mr. De Lia, Sr. held options to purchase 12,000 shares of Common Stock.

(4)  At December 31, 2008, Mr. Power held options to purchase 10,000 shares of Common Stock.

(5)  At December 31, 2008, Mr. Ritorto held options to purchase 12,000 shares of Common Stock.

(6)  At December 31, 2008, Mr. Rockwell held options to purchase 2,000 shares of Common Stock.

(7)  At December 31, 2008, Mr. Sands held options to purchase 10,000 shares of Common Stock.

Directors who are also our employees receive no additional compensation for attendance at board meetings. Mr. Henry and Mr. Reach are the only members of the Board who are also employees.  The Company’s non-employee directors receive a quarterly fee of $1,250 and an annual stock option grant to purchase 2,000 shares of the Company’s Common Stock at the closing share price on the day of the grant and $1,000 for attendance at each Board or Committee meeting.

Transactions with Related Persons

There are no material relationships required to be disclosed pursuant to Item 404 of Regulation S-K between us and our directors or executive officers.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act, requires our directors and officers, and persons who own more than 10% of our Common Stock, to file with the SEC initial reports of beneficial ownership and reports of changes in beneficial ownership of our Common Stock and other equity securities. Our officers, directors and greater than 10% beneficial owners are required by SEC regulation to furnish us with copies of all Section 16(a) forms they file.

To our knowledge, for the year ended December 31, 2008, based solely on a review of the copies of such reports furnished to the Company and representations by these individuals that no other reports were required during the year ended December 31, 2008, all Section 16(a) filing requirements applicable to our directors, officers and greater than 10% beneficial owners have been timely filed, except that Messrs. DeLia, Power, Ritorto and Sands did not timely file one Form 4, which included two transactions each that were not filed on a timely basis. Mr. Rockwell did not timely file two Form 4's, which included one transaction each that were not filed on a timely basis. Mr. Henry did not timely file one Form 4, which included six transaction that were not filed on a timely basis.  These forms have since been filed.

Code of Conduct and Code of Ethics

We have a Code of Conduct that applies to all of our directors, officers and employees, including our principal executive officer, principal financial officer and principal accounting officer and a Code of Ethics that applies to our senior financial officers. You can find our Code of Conduct and Code of Ethics on our website: www.hbe-inc.com.   We will post there any amendments to these Codes, as well as any waivers that are required to be disclosed by the NASDAQ Rules or the rules of the SEC.

Required Vote

Directors are elected by a plurality of the votes cast at the Annual Meeting.  Votes withheld in the election of directors and abstentions or broker non-votes, if any, will be deemed as present for the purposes of determining the presence of a quorum at the Annual Meeting, but will not be counted towards the election of any person as a director.  Brokers who hold shares of Common Stock as nominees generally have discretionary authority to vote such shares on this proposal if they have not received voting instructions from the beneficial owner by the tenth day before the Annual Meeting, provided that this Proxy Statement has been transmitted to the beneficial holder at least 15 days prior to the Annual Meeting.  In the event that any of the nominees should become unavailable before the Annual Meeting, it is intended that shares represented by the enclosed Proxy will be voted for such substitute nominee as may be nominated by the Board.

THE BOARD OF DIRECTORS IS RECOMMENDING THAT YOU VOTE FOR EACH OF THE SEVEN NOMINEES FOR DIRECTOR LISTED ABOVE.

PROPOSAL NO. 2
INCREASE OF THE COMPANY’S AUTHORIZED SHARES

On September 22, 2009, the Board unanimously declared advisable an amendment to the Company's Certificate of Incorporation to provide for an increase in the number of shares of Common Stock included in the authorized capital of the Company, from 10,000,000 shares to 20,000,000 shares, subject to the approval of the amendment by the Company's shareholders.  The proposed amendment would not change the number of shares of preferred stock that is currently authorized, which is 2,000,000.  The text of this proposed amendment is included in the Certificate of Amendment of the Certificate of Incorporation (“Certificate of Amendment”) attached hereto as Appendix A.

The Company is required by Delaware law to obtain shareholder approval for any amendment to its Certificate of Incorporation.  Ownership of shares of Common Stock entitles each shareholder to one vote per share of Common Stock.

After considering the Company's current number of issued and outstanding shares of Common Stock, its current outstanding equity obligations and the potential of future opportunities to raise capital, the Board has determined that it is advisable to increase the number of shares of Common Stock authorized for issuance from 10,000,000 shares to 20,000,000 shares. The Board believes this increase will provide the Company with flexibility for issuances of equity, thus maintaining the Company's ability to respond to any corporate opportunities which may arise in the future while continuing to have enough shares in reserve to satisfy current obligations. The unissued shares would be available for issuance from time to time for various corporate purposes, including employee compensation plans, acquisitions and public or private sales for cash as a means of raising capital.  The increase in authorized capital would mean that the additional authorized shares would be available for issuance from time to time at the discretion of your Board without further shareholder action except as may be required for a particular transaction, by law, the NASDAQ Rules or any contractual obligations of the Company that may be in effect at the time of issuance, which will in many cases avoid expense or delay in connection with obtaining shareholder approval for a particular issuance of shares.  The Company is not at this time party to any agreement to issue any of the newly authorized shares of Common Stock for any purpose.  However, the Board intends to continue to pursue opportunities and transactions to further the Company's goals and, consequently, in the future the Company may issue all or a portion of the newly authorized shares of Common Stock.

If approved by our shareholders, the increase in authorized capital would become effective as soon as reasonably practicable after the Annual Meeting by filing the Certificate of Amendment of the Certificate of Incorporation with the Secretary of State of the State of Delaware.  Notwithstanding the authorization of the proposed amendment by shareholders of the Company, the Board may, at any time prior to the effectiveness of the filing of the Certificate of Amendment to the Certificate of Incorporation, abandon such proposed amendment without further action by the shareholders.

The proposal to increase the authorized capital of the Company may affect the rights of existing holders of Common Stock to the extent that future issuances of Common Stock reduce each existing shareholder's proportionate ownership and voting rights in the Company.  Holders of shares of Common Stock do not have pre-emptive rights to subscribe to additional securities that may be issued by the Company, which means that current shareholders do not have a prior right to purchase any new issue of capital stock of the Company in order to maintain their proportionate ownership.  In addition, possible dilution caused by future issuances of Common Stock could lead to a decrease in the Company's net income per share in future periods and a resulting decline in the market price of the Company's Common Stock.  It is not anticipated that adoption of the amendment would have any other effect on the holders of the Company's Common Stock.

Required Vote

The adoption of the amendment to the Certificate of Incorporation will require the affirmative vote of at least a majority of the Company’s outstanding shares of Common Stock.  Abstentions and broker non-votes, if any, will have the effect of a vote against amendment to the Company’s Certificate of Incorporation.

THE BOARD OF DIRECTORS IS RECOMMENDING THAT YOU VOTE FOR AMENDING THE COMPANY'S CERTIFICATE OF INCORPORATION TO INCREASE THE NUMBER OF THE COMPANY'S AUTHORIZED SHARES OF COMMON STOCK FROM 10,000,000 SHARES TO 20,000,000 SHARES.

PROPOSAL NO. 3
RATIFICATION OF APPOINTMENT OF
INDEPENDENT AUDITORS

Appointment of Independent Auditors for 2009

The Audit Committee has appointed Amper, Politziner and Mattia, LLP as our independent auditors for 2009. We are not required to have the shareholders ratify the selection of Amper, Politziner and Mattia, LLP as our independent auditors. We are doing so because we believe it is a matter of good corporate practice. If the shareholders do not ratify the selection, the Audit Committee will reconsider whether or not to retain Amper, Politziner and Mattia, LLP, but may retain such independent auditors. Even if the selection is ratified, the Audit Committee, in its discretion, may change the appointment at any time during the year if it determines that such a change would be in the best interests of the Company and its shareholders.

Representatives of Amper, Politziner and Mattia, LLP are expected to be present at the Annual Meeting with the opportunity to make a statement if they desire to do so and available to respond to appropriate questions.

Changes in Our Independent Auditors

As noted in the Company’s Current Report on Form 8-K filed on November 7, 2007 with the SEC, the Company notified Demetrius & Company, L.L.C. on November 5, 2007 of its decision to dismiss Demetrius & Company, L.L.C. as the Company’s independent auditors.  Demetrius & Company, L.L.C. had served as the Company’s independent auditor from December 31, 1998 through the date of its dismissal.

Concurrently, the Audit Committee and the Board approved the engagement of Amper, Politziner and Mattia, LLP as the Company's independent auditors, effective upon notification to Demetrius & Company, L.L.C. of dismissal, and execution of an engagement letter. Amper, Politziner and Mattia, LLP served as the Company's independent auditors beginning with the quarter ended September 30, 2007.

The reports of Demetrius & Company, L.L.C. on the Company’s financial statements for the years ended December 31, 2006 and 2005 did not contain an adverse opinion or a disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope, or accounting principles.  During (1) the years ended December 31, 2006 and 2005, and (2) the period beginning January 1, 2007 through November 5, 2007, (the date of appointment of  Amper, Politziner & Mattia, LLP), there were no disagreements with Demetrius & Company, L.L.C. on any matters of accounting principles or practices, financial statement disclosure, or auditing scope and procedures which, if not resolved to the satisfaction of Demetrius & Company, L.L.C., would have caused Demetrius & Company, L.L.C. to make reference to the matter in its report.

During the period beginning January 1, 2005 through November 5, 2007 (the date Amper, Politziner and Mattia, LLP was appointed), neither the Company nor anyone acting on the Company’s behalf consulted with Amper, Politziner and Mattia, LLP regarding (1) the application of accounting principles to a specified transaction or the type of audit opinion that might be rendered on the Company's financial statements or (2) any of the matters or events set forth in Item 304(a)(2)(ii) of Regulation S-K.

Fees Paid to our Independent Auditors

Audit Fees

The aggregate fees paid to Amper, Politziner & Mattia, LLP for professional services rendered for the audits of the Company’s annual financial statements on Form 10-K in 2008 and the review of the financial statements on Form 10-Q for the quarters ended March 31, June 30, and September 30, 2008 were $161,710.

The aggregate fees paid to Amper, Politziner & Mattia, LLP for professional services rendered for the audits of the Company’s annual financial statements on Form 10-K in 2007 and the review of the financial statements on Form 10-Q for the quarter ended September 30, 2007 were $144,200.

The aggregate fees billed by Demetrius & Company, L.L.C. for professional services rendered for the reviews of the financial statements on Form 10-Q for the quarters ended March 30 and June 30, 2007 were $15,000.

Audit-Related Fees

There were no audit-related fees paid to Amper, Politziner & Mattia, LLP in 2008 and 2007.

The aggregate fees billed for audit-related services by Demetrius & Company, L.L.C. for the year ended December 31, 2007 were approximately $2,200.

Audit related services include due diligence in connection with acquisitions, consultation on accounting and internal control matters, audits in connection with proposed or consummated acquisitions and review of registration statements.

Tax Fees

There were no tax fees paid to Amper, Politziner & Mattia, LLP in 2008 and 2007.

There were no tax fees paid to Demetrius & Company, L.L.C. in 2007.

All Other Fees

There were no other fees paid to Amper, Politziner & Mattia, LLP in 2008 and 2007.

The aggregate fees billed for all other professional services rendered by Demetrius & Company, L.L.C. for the year ended December 31, 2007 was $15,000. These fees related to a 401(k) plan audit.

Audit Committee Pre-Approval Policies

The Audit Committee has adopted a procedure under which all audit and non-audit services and the respective fees charged by Amper, Politziner & Mattia, LLP must be pre-approved by the Audit Committee. In 2008, the Audit Committee pre-approved all such services provided by and fees paid to Amper, Politziner & Mattia, LLP.

Required Vote

The affirmative vote of a majority of the votes cast on this proposal will be required to ratify the appointment of Amper, Politziner & Mattia, LLP as the independent auditors of the Company for the fiscal year ending December 31, 2009.  Abstentions and broker non-votes, if any, will not be counted as votes “cast” with respect to this matter.  Unless otherwise directed, persons named in the Proxy intend to cast all properly executed Proxies received by the time of the Annual Meeting for the ratification of the appointment of Amper, Politziner & Mattia, LLP as the Company’s independent auditors for the fiscal year ending December 31, 2009.  Brokers who hold shares of Common Stock as nominees generally have discretionary authority to vote such shares on this proposal if they have not received voting instructions from the beneficial owners by the tenth day before the Annual Meeting, provided that this Proxy Statement is transmitted to the beneficial owners at least 15 days before the Annual Meeting.

THE BOARD OF DIRECTORS IS RECOMMENDING A VOTE FOR THE RATIFICATION OF THE APPOINTMENT OF AMPER, POLITZINER AND MATTIA, LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR 2009.

MISCELLANEOUS

Shareholder Proposals

In order to be eligible for inclusion in our proxy statement for our 2010 Annual Meeting under our By-laws and Rule 14a-8 of the federal proxy rules (relating to proposals to be included in the proxy statement and form of proxy), shareholder proposals must be received not later than June 15, 2010.  In addition, under our By-laws, shareholder proposals submitted prior to July 30, 2010, or after August 19, 2010, will be excluded from consideration at our 2010 Annual Meeting.  The advance notice requirement in our By-laws supersedes the notice period in Rule 14a-4(c)(1) of the federal proxy rules regarding discretionary proxy voting authority with respect to such shareholder business.  Such proposals relating to possible director nominees should be addressed to the attention of the Nominating Committee, c/o the Secretary, and all other proposals should be addressed to the Secretary, in each case at the address set forth above.

Our By-laws contain additional requirements, including as to content, to properly submit a proposal or to nominate a director.  If you plan to submit a proposal or nominate a director, please review our By-laws carefully. You may obtain a copy of our By-laws by mailing a request in writing to the address set forth above.  Our By-laws are also available as Exhibit 99.3 of the Company’s Current Report on Form 8-K filed with the SEC on November 15, 2007.

Other Matters; Adjournments

The Board knows of no other matters that will be presented for consideration at the Annual Meeting. If any other matters are properly brought before the Annual Meeting, including adjournment of the Annual Meeting and any other matters incident to the conduct of the Annual Meeting, it is the intention of the persons named in the accompanying proxy card to vote on such matters in accordance with their best judgment.  Discretionary authority for them to do so is contained in the enclosed proxy card.  The Annual Meeting may be adjourned from time to time by approval of a majority of votes cast by holders of shares present at the Annual Meeting, whether or not a quorum exists.

Proxies

All shareholders are urged to fill in their choices with respect to the matters to be voted on, sign and promptly return the enclosed form of Proxy.

Annual Report to Shareholders

The Company’s 2008 Annual Report to Shareholders has been mailed to shareholders simultaneously with the mailing of the Proxy Statement.  Such report is not incorporated herein and is not deemed to be a part of this proxy solicitation material.

Reduce Duplicate Mailings

If you are a shareholder of record and have more than one account in your name or at the same address as other shareholders of record, you may authorize the Company to discontinue duplicate mailings of future proxy statements and Annual Reports (commonly referred to as “householding”).  To do so, or to withdraw any previously given authorizations, please direct your written request to the Secretary, at the address set forth above.  “Street name” shareholders who wish to discontinue receiving duplicate mailings of future Annual Reports should review the information provided in the proxy materials mailed to them by their bank or broker.

By Order of the Board of Directors,
/s/ JAMES E. HENRY
James E. Henry Chairman of the Board

HENRY BROS. ELECTRONICS, INC.

PROXY  ----   ANNUAL MEETING OF SHAREHOLDERS --  WEDNESDAY, NOVEMBER 11, 2009

The undersigned shareholder of Henry Bros. Electronics, Inc. (the ”Company”) hereby appoints James E. Henry and Brian Reach and each of them, the attorney and proxy of the undersigned, with full power of substitution, to vote, as indicated herein, all the Common Stock of the Company standing in the name of the undersigned at the close of business on October 7, 2009 at the Annual Meeting of Shareholders of the Company to be held at the Company’s offices at 17-01 Pollitt Drive, Fair Lawn, NJ 07410 at 10:00 a.m., Eastern Time, on Wednesday, November 11, 2009, and at any and all adjournments thereof, with all the powers the undersigned would possess if then and there personally present and especially (but without limiting the general authorization and power hereby given) to vote as indicated on the proposals, as more fully described in the Proxy Statement for the meeting.

(Please fill in the below, sign and date and return promptly in the enclosed envelope.)

Please mark boxes [O] or [X] in blue or black ink.

1. Election of Directors.

FOR ALL NOMINEES	WITHHOLD AUTHORITY ONLY FOR THOSE NOMINEES WHOSE NAME(S) I HAVE CROSSED OUT BELOW	WITHHOLD AUTHORITY FOR ALL NOMINEES
☐	☐	☐

Nominees for Directors are:
 James E. Henry
 Brian Reach
 Robert L. De Lia Sr.
 James W. Power
 Joseph P. Ritorto
 Richard D. Rockwell
 David Sands

2. Proposal to approve the amendment of the Company's Certificate of Incorporation to increase the number of the Company's authorized shares of Common Stock from 10,000,000 shares to 20,000,000 shares.
               ☐ FOR     ☐ AGAINST     ☐ ABSTAIN

3.  Proposal to approve the selection of Amper, Politziner and Mattia, LLP as the Company's independent auditors for the year ending December 31, 2009.
               ☐ FOR     ☐ AGAINST     ☐ ABSTAIN

4.  In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting or any adjournment or adjournments thereof.

THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS AND WILL BE VOTED FOR THE ELECTION OF THE PROPOSED DIRECTORS AND FOR THE ABOVE PROPOSALS UNLESS OTHERWISE INDICATED.

[Sign, Date and Return the Proxy Card Promptly Using the Enclosed Envelope.]

SIGNATURE(S) should be exactly as the name or names appear on this proxy. If stock is held jointly, each holder should sign. If signing is by attorney, executor, administrator, trustee or guardian, please give full title.

Dated: …………................ , 2009

Signature of Shareholder                                                                                     Signature of Joint Shareholder

APPENDIX A

CERTIFICATE OF AMENDMENT

OF

CERTIFICATE OF INCORPORATION

OF

HENRY BROS. ELECTRONICS, INC.

Under Section 242 of the Delaware General Corporation Law

Henry Bros. Electronics, Inc., a corporation organized and existing under the laws of the State of Delaware (the “Corporation”) hereby certifies as follows:

1.  The Article Fourth of the Certificate of Incorporation is hereby amended in its entirety by striking out such Article and inserting in place thereof the following:

FOURTH: The corporation shall be authorized to issue an aggregate of 22,000,000 shares of stock in the following manner:

Class	Number of Shares	Par Value
Common Stock	20,000,000	$.01
Preferred Stock	2,000,000	$.01

The designations and the powers, preferences and rights, and the qualifications or restrictions of the Preferred Stock are as follows:

Shares of Preferred Stock shall be issued from time to time in one or more series, with such distinctive serial designations as shall be stated and expressed in the resolution or resolutions providing for the issue of such shares from time to time adopted by the board of directors; and in such resolution or resolutions providing for the issue of shares of each particular series; the board of directors is expressly authorized to fix the annual rate or rates of dividends for the particular series; the dividend payment dates for the particular series and the date from which dividends on all shares of such series issued prior to the record date for the first dividend payment date shall be cumulative; the redemption price or prices for the particular series; the voting powers for the particular series; the rights, if any, of holders of the shares of the particular series to convert the same into shares of any other series or class or other securities of the corporation, with any provisions for the subsequent adjustment of such conversion rights; and to classify or reclassify any unissued preferred shares by fixing or altering from time to time any of the foregoing rights, privileges and qualifications.

All shares of Preferred Stock in any one series shall be identical with each other in all respects, except that shares of any one series issued at different times may differ as to the dates from which dividends thereon shall be cumulative; and all shares of Preferred Stock shall be of equal rank, regardless of the series, and shall be identical in all respects except as to the particulars fixed by the board as hereinabove provided or as fixed herein.

2.  The foregoing amendment has been duly adopted in accordance with the provisions of Section 242 of the General Corporation law of the State of Delaware by the vote of a majority of each class of outstanding stock of the Corporation entitled to vote thereon.

IN WITNESS WHEREOF, we have signed this Certificate this ___ day of ___________, 2009.

/s/ James E. Henry ____________________ James E. Henry, Chairman, Chief Executive Officer and Treasurer

A-1